Exhibit 99.1

May 10, 2017

We are pleased to present our First Quarter 2017 financial results. Consolidated net income for the first quarter of 2017 was $1.9 million, or $0.43 per share, compared to $1.8 million, or $0.39 per share, for the same period in 2016. Net interest income was $6.3 million for the quarter ended March 31, 2017, compared to $5.9 million for the same period in 2016, a 6.2% increase. The positive trend in net interest income was supplemented by a reduction in the provision for loan losses of $75 thousand and an increase of $47 thousand in noninterest income for the quarter ended March 31, 2017 compared to the quarter ended March 31, 2016. These positive variances were partially offset by an increase in noninterest expenses of $238 thousand, or 4.2%, for the comparison periods.

Total assets increased $35.6 million, or 5.6% to reach $676.5 million as of March 31, 2017 from $640.8 million as of March 31, 2016. Total loans increased $21.2 million, or 4.1% to $541.0 million as of March 31, 2017 compared to $519.8 million as of March 31, 2016. Total deposits reached $582.1 million compared to prior year of $559.0 million, or growth of $23.1 million, or 4.1%. The Company had total capital of $57.2 million with a book value per share of $12.81 as of March 31, 2017 compared to $54.7 million and $12.26 per share as of March 31, 2016. Of particular note, the amount of total loans serviced by the bank exceeded $1.0 billion for the first time at the end of the first quarter. Our strategy of selling primarily residential loans allows us to generate gains on loan sales and recurring servicing revenue while reducing our exposure to long term fixed rates.

In contrast to last year, this winter brought cold weather and snow, improving the regional travel and tourism industry’s results significantly. Likewise, the weather cooperated for our local maple sugar producers in Vermont and New Hampshire. Other significant developments bode well for our region.

The announcement that Vail Resorts will buy Stowe Mountain Resort and honor its Epic Pass (season pass) has generated additional interest in the area among entrepreneurs and investors who anticipate a generally busier resort community. The Northeast Kingdom EB-5/Jay Peak disaster seems to be sorting itself out with the opening of the new Hotel at Burke Resort and promises from the Receiver that all contractors who worked on Jay Peak and Burke would be made whole. While the weak Canadian Dollar has reduced some cross border trade and some companies are experiencing difficulty in recruiting staff, for the most part the economic environment is positive.

Since 2008 we have seen gradual improvement of this market segment, generally strengthening west to east over time. The market continues to improve across our region, with inventory equilibrium having swung from too much inventory to too little inventory. Though this year started slowly because of the weather, we have seen an uptick in construction loans as folks are opting to build because they cannot find housing to buy. This bodes well for the construction trades.

We would like to extend an invitation to you to join us at our 126th Annual Meeting to be held on May 17, 2017 at 3:00pm at the Charlmont Restaurant meeting room located at 116 VT Route 15W, Morrisville, Vermont.

On April 19, 2017, the Board of Directors declared a regular quarterly cash dividend $0.29 per share payable May 10, 2017 to shareholders of record as of April 29, 2017.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 17 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 125 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has recently been named, for the fourth consecutive year, the USDA RD Vermont Home Lender of the year. Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)			Union Bankshares, Inc.

						DIRECTORS	OFFICERS
						Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
						Neil J. Van Dyke-Vice Chairman	David S. Silverman - President & CEO
ASSETS	MARCH 31, 2017	MARCH 31, 2016		MARCH 31, 2017	MARCH 31, 2016	Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer

						Dawn D. Bugbee	John H. Steel - Secretary
				(3 months ended)
						John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Cash and Due from Banks	$3,710	$4,130	Interest Income	$6,839	$6,448
						Timothy W. Sargent	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	21,257	9,887	Interest Expense	537	513	David S. Silverman
			Net Interest Income	6,302	5,935	John H. Steel	REGIONAL ADVISORY BOARD MEMBERS
Interest Bearing Deposits in Banks	8,508	12,354				Schuyler W. Sweet
			Provision for Loan Losses	—	75
Investment Securities	68,638	62,733	Net Interest Income After Provision for Loan Losses	6,302	5,860	Union Bank	Michael R. Barrett - St. Johnsbury
Loans Held for Sale	2,847	6,725					Joel S. Bourassa - Northern NH
			Trust Income	178	172	DIRECTORS	Steven J. Bourgeois - St. Albans
Loans, net	538,171	513,123	Noninterest Income	2,055	2,014	Kenneth D. Gibbons-Chairman	Stanley T. Fillion - Northern NH
						Neil J. Van Dyke-Vice Chairman	Rosemary H. Gingue - St. Johnsbury
Reserve for Loan Losses	(5,192)	(5,125)	Noninterest Expenses:			Steven J. Bourgeois	John M. Goodrich - St. Johnsbury
			Salaries & Wages	2,568	2,458	Dawn D. Bugbee	Richard L. Isabelle - St. Johnsbury
Premises and Equipment, net	13,272	13,037				John M. Goodrich	Christopher M. Knapp - Northern NH
			Pension & Employee Benefits	879	943	Nancy C. Putnam	Coleen K. Kohaut - St. Albans
Accrued Interest & Other Assets	25,240	23,955				Timothy W. Sargent	Justin P. Lavely - St. Johnsbury
			Occupancy Expense, net	390	317	David S. Silverman	Daniel J. Luneau - St. Albans
Total Assets	$676,451	$640,819				John H. Steel	Mary K. Parent - St. Johnsbury
			Equipment Expense	534	509	Schuyler W. Sweet	Samuel H. Ruggiano - St. Albans
							David S. Silverman - All
			Other Expenses	1,570	1,476		Schuyler W. Sweet - Northern NH

			Total	5,941	5,703	Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	MARCH 31, 2017	MARCH 31, 2016
			Income Before Taxes	2,594	2,343
			Income Tax Expense	664	584	VERMONT
Noninterest Bearing Deposits	$110,087	$101,943
			Net income	$1,930	$1,759	Barre	Loan Center
Interest Bearing Deposits	369,451	311,656					14 North Main Street	802.476.0062
			Earnings per share	$0.43	$0.39	Danville	421 Route 2 East	802.684.2211
Time Deposits	102,527	145,405				Fairfax	Jct. Routes 104 & 128	802.849.2600
			Book Value Per Share	$12.81	$12.26	Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	31,727	21,883				Jeffersonville	5062 VT Route 15	802.644.6600
						Johnson	198 Lower Main Street	802.635.6600
Accrued Interest & Other Liabilities	5,489	5,257				Lyndonville	183 Depot Street	802.626.3100
						Morrisville	20 Lower Main Street	802.888.6600
Common Stock	9,874	9,866					65 Northgate Plaza	802.888.6860
						Newport	Loan Center
Additional Paid-in Capital	658	542					325 East Main Street	802.334.0750
						St. Albans	15 Mapleville Depot	802.524.9000
Retained Earnings	53,722	50,080				St. Johnsbury	364 Railroad Street	802.748.3131
Accumulated Other Comprehensive Loss	(3,054)	(1,790)					325 Portland Street	802.748.3121
						S. Burlington	Loan Center
							30 Kimball Avenue	802.865.1000
Treasury Stock at Cost	(4,030)	(4,023)				Stowe	47 Park Street	802.253.6600
						NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$676,451	$640,819				Groveton	3 State Street	603.636.1611
Standby letters of credit were $1,574,000 and $1,624,000 at March 31, 2017 and 2016, respectively.						Littleton	263 Dells Road	603.444.7136
							76 Main Street	603.444.5321
						Lincoln	135 Main Street	603.745.4000
						N. Woodstock	155 Main Street	603.745.2488